United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

Fidelity National Information Services, Inc.

(Exact name of registrant as specified in its charter)

Georgia	1-16427	37-1490331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

347 Riverside Avenue Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 438-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIS	New York Stock Exchange
0.750% Senior Notes due 2023	FIS23A	New York Stock Exchange
1.100% Senior Notes due 2024	FIS24A	New York Stock Exchange
0.625% Senior Notes due 2025	FIS25B	New York Stock Exchange
1.500% Senior Notes due 2027	FIS27	New York Stock Exchange
1.000% Senior Notes due 2028	FIS28	New York Stock Exchange
2.250% Senior Notes due 2029	FIS29	New York Stock Exchange
2.000% Senior Notes due 2030	FIS30	New York Stock Exchange
3.360% Senior Notes due 2031	FIS31	New York Stock Exchange
2.950% Senior Notes due 2039	FIS39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2023, Fidelity National Information Services, Inc. (the “Company”), JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto entered into a Revolving Credit Agreement, dated as of February 28, 2023 (the “Credit Agreement”). The Credit Agreement provides a $2,000,000,000 revolving credit facility (the “Revolving Line”) to the Company. Any borrowings under the Revolving Line will accrue interest, at the option of the Company, equal to the Adjusted Term SOFR Rate (as defined in the Credit Agreement) plus 0.10% plus a margin ranging from 1.00% to 1.625% subject to the terms therein or equal to the Base Rate (as defined in the Credit Agreement) plus a margin ranging from 0.00% to 0.625% subject to the terms therein. The lenders’ commitments under the Revolving Line will expire on December 15, 2023, and any borrowings under the Revolving Line will mature on such date.

The Company’s obligations under the Credit Agreement are on an unsecured basis. The proceeds of any borrowings under the Credit Agreement will be used to provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries (including the repayment of certain existing debt of the Company and its subsidiaries and to backstop the Company’s commercial paper program).

The Credit Agreement contains customary covenants restricting, among other things, the incurrence of indebtedness, certain restricted payments and use of proceeds. Each testing period, the Company must comply with a leverage ratio and an interest coverage ratio.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated as of February 28, 2023, by and among Fidelity National Information Services, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2023	Fidelity National Information Services, Inc. (Registrant)

	By:	/s/ Chip Keller
	Name:	Chip Keller
	Title:	Senior Vice President, Senior Deputy General Counsel and Corporate Secretary